Exhibit 10.1

NOTICE OF EXERCISE OF OPTION TO PURCHASE FIXED ASSETS

Industrial Services of America, Inc. ("Lessee"), a Florida corporation, hereby provides notice to Venture Metals, LLC ("Lessor"), a Florida limited liability company, as of this 13th day of April, 2009, of the exercise by Lessee of its option to purchase those Fixed Assets (as defined in the Lease Agreement (the "Fixed Asset Lease"), effective as of February 11, 2009, between Lessor and Lessee) in accordance with Section 18 of the Fixed Asset Lease.  Lessee desires to consummate the purchase of the Fixed Assets on or about April 17th, 2009 (the "Closing Date") for the purchase price of $1,498,884.66 less the aggregate amount of all rent paid by Lessee to Lessor through the Closing Date.

Lessor, by executing this Notice of Exercise of Option to Purchase Fixed Assets (this "Notice") below, hereby waives the requirement in the Fixed Asset Lease that this Notice be received by Lessor five (5) days prior to the Closing Date.

[Signature Page Follows]

Executed and delivered as of the date first above written.

INDUSTRIAL SERVICES OF AMERICA, INC.

By:	/s/ Brian Donaghy

Title:	President

Acknowledged by:

VENTURE METALS, LLC

By:	/s/ Steve Johns

Title:	Managing Member